Exhibit 5.1

December 8, 2005

Omnicare, Inc.

100 East RiverCenter Boulevard

Covington, Kentucky 41011

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Omnicare, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Company on December 8, 2005. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of: (i) one or more series of debt securities of the Company (“Debt Securities”), consisting of debentures, notes and/or other evidences of indebtedness, which will be subordinated to certain other obligations of the Company; and (ii) guarantees, if any, of the Debt Securities (the “Guarantees,” and together with the Debt Securities, the “Securities”) by certain of the Company’s subsidiaries (such subsidiaries, the “Subsidiary Guarantors”).

The Debt Securities, if any, are to be issued pursuant to that certain Indenture dated as of June 13, 2003 between the Company and SunTrust Bank, as trustee (the “Trustee”), as amended or supplemented from time to time (the “Indenture”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined (i) the Registration Statement; (ii) the Indenture; (iii) the Certificate of Incorporation of the Company, as amended and currently in effect (the “Certificate of Incorporation”); (iv) the By-laws of the Company as currently in effect (the “By-laws”); and (v) the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Securities (the “Board Resolutions”). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers and other representatives of the Company and such other agreements, instruments and documents as we have deemed necessary or appropriate for the purpose of this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such copies and the correctness of all statements of fact in all documents examined by us. In making our examination of documents executed by parties other than the Company and the Subsidiary Guarantors organized under the laws of the State of Delaware, we have further assumed that (i) all parties to the documents (except to the extent opined to herein) are validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or

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are otherwise required to be so qualified, and have full power and authority and all necessary consents and approvals to execute, deliver and perform under such documents, (ii) all such documents have been duly authorized by all necessary corporate or other action on the part of the parties thereto (except to the extent opined to herein), have been duly executed by such parties and have been duly delivered by such parties and (iii) all such documents constitute the legal, valid and binding obligation of each party thereto enforceable against such party in accordance with its terms. In rendering the opinions set forth below, we have relied as to factual matters upon certificates, statements and representations of the Company, its officers and representatives and public officials and other sources believed by us to be responsible. We have not independently established the facts so relied upon.

In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the Registration Statement and the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable laws, in the manner presently proposed.

On the basis of the foregoing, and in reliance thereon, and subject to the additional limitations, qualifications and exceptions set forth below, we are of the opinion that:

1. With respect to any offering of any series of Debt Securities offered under the Indenture (the “Offered Debt Securities”), when (i) the Indenture has been qualified under the TIA and duly executed and delivered by the Company; and (ii) the applicable trustee has been qualified under the TIA and an applicable Form T-1 has been properly filed with the Commission, the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion, exchange or exercise of any other Securities) will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to any offering of any Guarantees of any series of Debt Securities offered under the Indenture (the “Offered Guarantees”), when (i) the Indenture has been qualified under the TIA and duly executed and delivered by the Company and the Subsidiary Guarantors; and (ii) the trustee has been qualified under the TIA and a Form T-1 has been properly filed as an exhibit to the Registration Statement, the Offered Guarantees will be valid and binding obligations of the applicable Subsidiary Guarantors, enforceable against the applicable Subsidiary Guarantors in accordance with their terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Securities offered pursuant to the Registration Statement (collectively, the “Offered Securities”): (i) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company and, with respect to any Guarantees, the Subsidiary Guarantors or the Company, as the case may be, shall have duly established the terms of the Offered Securities and duly authorized and taken any other necessary corporate action to approve the issuance and sale of the Offered Securities and related matters and such authorizations and actions have not been rescinded; (ii) the terms of the issuance and sale of the Offered Securities have been duly established in conformity with the certificates of incorporation or organization, the by-laws and other similar formation documents of the Company and any applicable Subsidiary Guarantor (collectively “the Formation Documents”), the Indenture, and any other relevant agreement so as not to violate any applicable law, the Formation Documents (subject to the further assumption that such Formation Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company or any applicable

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Subsidiary Guarantor and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company or any applicable Subsidiary Guarantor; (iii) the Offered Securities, and any certificates or receipts representing the interests in the relevant Offered Securities, have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with any relevant agreement (including, the Identure), any underwriting agreement with respect to the Offered Securities or any other duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any Prospectus Supplement relating thereto; (iv) the Registration Statement, as finally amended (including all necessary post-effective amendments) and any additional registration statement filed under Rule 462 will be effective under the Act and such effectiveness shall not have been terminated or rescinded; (v) an appropriate Prospectus Supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Offered Securities offered thereby; (vi) the Offered Securities will be issued and sold in compliance with applicable Federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there will not have occurred any change in law affecting the validity of the opinions rendered herein; (vii) if the Offered Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; and (viii) in the case of the Indenture or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

We also have assumed that the Indenture has been duly authorized, executed and delivered by the trustee, and that any Debt Securities that may be issued will be authenticated by duly authorized officers of the trustee.

This opinion, as it relates to the enforceability of obligations of the Company, is subject to the qualification that the enforceability of the agreement, instrument or other obligations referred to therein is subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefore may be brought (such principles of equity are of general application, and in applying such principles, a court might include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality), (iii) public policy or similar considerations that may limit enforceability of indemnification provisions and provisions seeking to limit a party’s liability, (iv) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in U.S. dollars, (v) requirements that a claim with respect to any instruments denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States of America or in foreign currency, currency units or composite currencies.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest

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at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

We express no opinion under, or view with respect to, either directly or indirectly, laws other than the General Corporation Law of the State of Delaware and the laws of the State of New York.

The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. The foregoing opinions are rendered as of the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Dewey Ballantine LLP